UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

Sun American Bancorp

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SUN AMERICAN BANCORP

3400 Coral Way
Miami, Florida 33145

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 25, 2006

_______________________

To Our Stockholders:

Notice is hereby given that our annual meeting of stockholders will be held at our bank subsidiary’s branch office located at 1200 North Federal Highway, Boca Raton, Florida  33432 on Tuesday, July 25, 2006, at 10:30 a.m., E.D.T., for the following purposes:

1.

the election of three directors for terms of three years as set forth in the accompanying proxy statement; and

2.

to act upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any other business to come before the annual meeting.

Stockholders of record as of the close of business on June 20, 2006 are entitled to notice of and to vote their shares by proxy or at the annual meeting.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Miami, Florida

July 7, 2006

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING

1

What are the purposes of the annual meeting?

1

Who is entitled to vote?

1

What constitutes a quorum?

1

How do I vote?

Can I change my vote after I return my proxy card?

2

What are the Board’s recommendations?

2

What vote is required to approve each item?

2

Who pays for the proxy solicitation?

2

RECENT DEVELOPMENTS

3

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

4

CHANGE IN CONTROL

7

ELECTION OF DIRECTORS

8

STOCKHOLDER PROPOSALS

23

ANNUAL REPORT

23

APPENDIX A – AUDIT COMMITTEE CHARTER A-1

ANNUAL MEETING OF STOCKHOLDERS
OF
SUN AMERICAN BANCORP

______________________________________

PROXY STATEMENT

______________________________________

Our board of directors solicits the accompanying proxy for use at our annual meeting of stockholders to be held on Tuesday, July 25, 2006, at 10:30 a.m., E.D.T., at our bank subsidiary’s branch office located at 1200 North Federal Highway, Boca Raton, Florida 33432 and at any adjournment or postponement thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our stockholders is July 7, 2006. Our corporate headquarters are located at 3400 Coral Way, Miami, Florida 33145 and our telephone number is (305) 421-6800.

ABOUT THE ANNUAL MEETING

What are the purposes of the annual meeting?

At the annual meeting, stockholders will vote on: (i) the election of three directors, as more fully described below; and (ii) such other business as may properly come before the annual meeting or any postponement or adjournment thereof. Our board of directors is not aware of any matters that will be brought before the annual meeting, other than procedural matters, that are not referred to in the enclosed notice of the annual meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, June 20, 2006, are entitled to receive notice of the annual meeting and to vote shares of common stock held as of the record date at the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee) and plan to attend and vote in person at the annual meeting, you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting will constitute a quorum. As of the record date, 18,941,632 shares of our common stock, $.01 par value per share, held by 582 stockholders of record, were issued and outstanding. Proxies received, but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner of the shares.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you directed. If you are a stockholder of record and you attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares as a holder of record.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your signed proxy, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote for the election of the nominees for the directors named herein, as more fully described below.

If your proxy card is properly executed and received in time for voting, and not revoked, such proxy card will be voted in accordance with your instructions marked on the proxy card. In the absence of any instructions or directions to the contrary, persons named in the enclosed proxy will vote all shares of common stock for the election of the directors named herein.

The board does not know of any other matters other than the election of directors that may be brought before the annual meeting or any postponement or adjournment thereof. In the event that any other matters should come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the enclosed proxy confers discretionary authority to vote with respect to the following matters that may come before the annual meeting or any postponement or adjournment thereof: (i) matters of which we have not received notice by June 12, 2006; (ii) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (iii) any proposal omitted from the proxy statement and form of proxy pursuant to Rules 14a-8 and 14a-9 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this proxy statement; and (iv) matters incident to the conduct of the annual meeting or any postponement or adjournment thereof. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast. Any other matter that may properly come before the annual meeting should be approved by the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting.

Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal, other than the election of directors, will have the same legal effect as an “against” vote. Broker non-votes will not count as votes against any matter that may properly come before the annual meeting.

Who pays for the proxy solicitation?

We will pay the cost of the proxy solicitation, including the cost of preparing, printing and mailing the notice of the annual meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of our common stock and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

RECENT DEVELOPMENTS

On May 17, 2006, we, our subsidiary, Sun American Bank, referred to as the Bank in this proxy statement, and Beach Bank, a Florida commercial banking association, entered into an Asset Acquisition and Assumption Agreement, pursuant to which we and the Bank intend to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank.

On June 8, 2006, we filed a preliminary proxy statement which included proposals to: (i) approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; and (ii) approve the issuance and sale of up to 4,500,000 shares of common stock in connection with our proposed acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank.

At present, we are in the process of reviewing the due diligence materials related to Beach Bank. Depending on the results of the due diligence review, we may negotiate some changes to the Asset Acquisition and Assumption Agreement. After the due diligence review is completed and prior to the consummation of the transaction with Beach Bank, we will submit to our stockholders for their approval the foregoing proposals, which we removed from the current proxy statement due to uncertainty related to the timing and results of our due diligence review.

This document shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. We will file a registration statement and other relevant documents concerning the proposed transaction with the SEC. INVESTORS AND OUR SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You can obtain a free copy of the registration statement, as well as other filings made or to be made by us with the SEC, at the SEC’s website (http://www.sec.gov). In addition, investors and our security holders may obtain free copies of the documents filed or to be filed by us with the SEC by directing a written request to: Sun American Bancorp, 3400 Coral Way, Miami, Florida 33145, Attention: Robert Nichols.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, there were 18,941,632 shares of common stock issued and outstanding. The following table shows, as of the record date, the number of shares of common stock beneficially owned by: (i) each of our directors and nominees for director; (ii) our chief executive officer and our four other most highly compensated executive officers (the “Named Executive Officers”); (iii) all of our directors, nominees for director and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
James F. Partridge	325,608	(2)	1.7%
Hugo A. Castro	301,415	(3)	1.6%
Nelson Famadas	346,318	(4)	1.8%
Michael E. Golden	561,036	(5)	2.9%
Leonard F. Marinello	303,186	(6)	1.6%
Stephen L. Perrone	471,596	(7)	2.5%
Michael F. Rosinus	509,825	(8)	2.7%
Alberto Valle	154,550	(9)	*
Alfredo M. Barreiro	30,800	(10)	*
Robert K. Garrett	31,700	(11)	*
Robert L. Nichols	40,000	(12)	*
All directors and executive officers as a group (12 persons)	3,084,034	(13)	15.0%
More than 5% Holders
Steven Major 350 Madison Avenue, 9th Floor New York, NY 10017	1,261,125	(14)	6.5%
Jay R. Petschek 350 Madison Avenue, 9th Floor New York, NY 10017	1,261,125	(14)	6.5%
Corsair Capital Management, L.L.C. 350 Madison Avenue, 9th Floor New York, NY 10017	1,261,125	(14)	6.5%
First BanCorp 1519 Ponce de Leon Avenue Santurce, PR 00909	1,142,341	(15)	5.9%
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	1,637,159	(16)	8.2%
Martin Stein 21331 Greenwood Ct. Boca Raton, FL 33433	1,085,449	(17)	5.6%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
McAlpine Park Lane, Inc. 1100 5th Avenue South, Suite 201 Naples, FL 34102	1,390,875	(18)	7.0%
QVT Financial GP LLC 527 Madison Avenue, 8th Floor New York, NY 10022	1,500,000	(19)	7.7%
QVT Financial LP 527 Madison Avenue, 8th Floor New York, NY 10022	1,500,000	(19)	7.7%
QVT Associates GP LLC 527 Madison Avenue, 8th Floor New York, NY 10022	1,500,000	(19)	7.7%
QVT Fund LP Walkers SPV, Walkers House P.O. Box 908GT Mary Street George Town, Grand Cayman, Cayman Islands	1,500,000	(19)	7.7%
Second Curve Capital, LLC 200 Park Avenue, Suite 3300 New York, NY 10116	1,875,000	(20)	9.6%
Second Curve Partners, LP 200 Park Avenue, Suite 3300 New York, NY 10116	1,171,875	(21)	6.1%
James G. Dinan 390 Park Avenue New York, NY 10022	4,875,375	(22)	23.7%
JGD Management Corp. 390 Park Avenue New York, NY 10022	4,875,375	(22)	23.7%
York Global Value Holdings, LLC 390 Park Avenue New York, NY 10022	2,681,250	(23)	13.5%
York Global Value Partners, L.P. 390 Park Avenue New York, NY 10022	2,681,250	(23)	13.5%
York Offshore Holdings, Limited 390 Park Avenue New York, NY 10022	1,747,125	(24)	8.9%
York Investment Limited 390 Park Avenue New York, NY 10022	1,747,125	(24)	8.9%

———————

*

less than 1%

(1)

Unless otherwise provided, the address of each beneficial holder listed above is c/o Sun American Bancorp, 3400 Coral Way, Miami, Florida 33145.

(2)

Includes options to purchase 152,600 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(3)

Includes options to purchase 184,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(4)

Includes 37,943 shares of common stock owned by Mr. Famadas’ wife, over which Mr. Famadas has voting and dispositive power, and options to purchase 155,050 shares of common stock held by Mr. Famadas, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(5)

Includes options to purchase 309,000 shares of common stock and other securities exercisable into 77,829 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 125,000 shares of common stock, which are not exercisable within 60 days of the record date and 50,000 shares of restricted stock, which do not vest within 60 days of the record date.

(6)

Includes options to purchase 153,050 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(7)

Includes 125,928 shares of common stock held by SEFKO Capital Ltd., 76,317 shares of common stock held by Sefko, Inc., 48,900 shares of common stock held by Seven Hills Investments, LLC, over which Mr. Perrone has sole voting power and shared investment power, 16,215 shares of common stock held by Brickell Bay Management Inc., over which Mr. Perrone has sole voting power, 49,786 shares of common stock held in Mr. Perrone’s IRA and options to purchase 152,450 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date. Includes other securities exercisable into 2,000 shares of common stock, which are exercisable within 60 days of the record date.

(8)

Includes 309,750 shares of common stock held by Tiedemann Rosinus LP, over which Mr. Rosinus has shared voting and investment power, 200 shares owned by Mr. Rosinus’ son and Class F warrants to purchase 199,875 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(9)

Includes options to purchase 154,550 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 50,000 shares of common stock, which are not exercisable within 60 days of the record date.

(10)

Includes options to purchase 28,800 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 57,200 shares of common stock, which are not exercisable within 60 days of the record date.

(11)

Includes option to purchase 27,200 shares of common stock and other securities exercisable into 3,000 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 57,800 shares of common stock, which are not exercisable within 60 days of the record date.

(12)

Includes options to purchase 35,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 115,000 shares of common stock, which are not exercisable within 60 days of the record date.

(13)

Includes options to purchase 1,351,700 shares of common stock and other securities exercisable into 282,704 shares of common stock beneficially owned by the directors and Named Executive Officers, all of which are exercisable within 60 days of the record date. Also includes 2,000 shares of common stock and options to purchase 6,000 shares of common stock owned by another executive officer, all of which are exercisable within 60 days of the record date. Excludes options to purchase 705,000 shares of common stock owned by directors and Named Executive Officers and 54,000 shares of common stock owned by another executive officer, which are not exercisable within 60 days of the record date. Also excludes 50,000 shares of restricted stock owned by a Named Executive Officer, which do not vest within 60 days of the record date.

(14)

Includes 405,703 shares of common stock and Class F warrants to purchase 202,852 shares of common stock held by Corsair Capital Partners, L.P., 253,975 shares of common stock and Class F warrants to purchase 126,988 shares of common stock held by Corsair Select, L.P., 51,665 shares of common stock and Class F warrants to purchase 25,832 shares of common stock held by Corsair Capital Investors, Ltd., 19,058 shares of common stock and Class F warrants to purchase 9,529 shares of common stock held by Corsair Capital Partners 100, L.P., 13,065 shares of common stock and Class F warrants to purchase 6,533 shares of common stock held by Corsair Long Short International, Ltd., and 145,925 shares of common stock held in accounts managed by Corsair Capital Management, L.L.C. As reported on Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2006, Corsair Capital Management, L.L.C. has shared voting power over 1,115,200 shares beneficially owned by it as the investment manager for Corsair Capital Partners, L.P., Corsair Select, L.P., Corsair Capital Investors, Ltd., Corsair Capital Partners 100, L.P., and Corsair Long Short International, Ltd. (collectively, the “Corsair Entities”) and shared dispositive power over 1,261,125 shares beneficially owned by it as the investment manager of the Corsair Entities, which total also includes the 145,925 shares held in accounts it manages. As reported on Schedule 13G filed with the SEC on March 2, 2006, each of Mr. Major and Mr. Petschek have shared voting power over 1,115,200 shares and shared dispositive power over 1,261,125 shares beneficially owned by him as a controlling person of Corsair Capital Management, L.L.C. The Class F warrants are exercisable within 60 days of the record date.

(15)

Includes Class A warrants to purchase 131,425 shares of common stock, Class B warrants to purchase 131,425 shares of common stock and Class D warrants to purchase 250,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(16)

Includes Class D warrants to purchase 842,106 shares of common stock and Class F warrants to purchase 108,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(17)

Includes 139,282 shares held by Mr. Stein’s wife, over which Mr. Stein has voting and dispositive power, Class A warrants to purchase 60,000 shares of common stock and Class C warrants to purchase 414,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(18)

Includes Class A warrants to purchase 200,000 shares of common stock, Class B warrants to purchase 200,000 shares of common stock, Class D warrants to purchase 490,000 shares of common stock and Class F warrants to purchase 18,625 shares of common stock, all of which are exercisable within 60 days of the record date.

(19)

Includes 1,000,000 shares of common stock and Class F warrants to purchase 500,000 shares of common stock, which are exercisable within 60 days of the record date, held by QVT Fund LP. As reported on Schedule 13G filed with the SEC on December 8, 2005, QVT Financial GP LLC is the general partner of QVT Financial LP, which is the investment manager of QVT Fund LP. In addition, QVT Associates GP LLC is the general partner of QVT Fund LP.

(20)

Includes 781,250 shares of common stock and Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date, owned by Second Curve Partners, LP, over which Second Curve Capital, LLC has voting and dispositive power and includes Class F warrants to purchase 234,375 shares of common stock, which are exercisable within 60 days of the record date.

(21)

Includes Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date.

(22)

Includes Class F warrants to purchase 1,625,125 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, JGD Management Corp. is the investment manager for York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. James G. Dinan is the sole shareholder of JGD Management Corp.

(23)

Includes Class F warrants to purchase 893,750 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Global Value Holdings, LLC is the general partner of York Global Value Partners, L.P.

(24)

Includes Class F warrants to purchase 582,375 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Offshore Holdings, Limited is an investment manager for York Investment Limited.

CHANGE IN CONTROL

On August 2, 2005, in connection with the private placement of units (the “Units”) to “accredited investors,” as such term is defined in Regulation D promulgated by the SEC under the Securities Act of 1933, as amended, referred to as the Securities Act, we entered into Securities Purchase Agreements with York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. (collectively, the “York Entities”) to purchase, in aggregate, 3,150,000 Units at a cash purchase price of $4.00 per Unit, subject to receipt of bank regulatory approval by the York Entities. Each Unit consisted of one share of common stock and one Series F Common Stock Purchase Warrant to purchase 0.5 shares of common stock. On October 27, 2005, we completed the $12.6 million private placement of Units to the York Entities and the York Entities owned 17.99% of our common stock outstanding as of such date, which may have resulted in a change in control. As no individual, group of individuals or entity owned 17.99% or more of our common stock outstanding immediately prior to the closing of the private placement on October 27, 2005, we cannot identify the individual(s) or entity from whom control may have been assumed. As of the record date, the York Entities beneficially owned, in aggregate, 23.7% of our common stock.

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, in conjunction with our Amended and Restated Bylaws, provide that the number of directors constituting the board of directors shall be not less than five nor more than twenty-five with the exact number of directors to be fixed from time to time exclusively by resolution passed by a majority of our board of directors. The board has set the number of directors at eight. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes, designated Classes I, II and III, which are to be comprised of a number of directors as nearly equal in number as possible. Each director elected at the annual meeting will serve for a three-year term and until his respective successor has been duly elected and qualified or until the director’s resignation or removal. As a result, each year approximately one-third of our directorship is subject to reelection, providing for additional stability and continuity.

Based upon the recommendation of the Compensation Committee, the independent members of the board of directors have nominated each of Messrs. Castro, Marinello and Rosinus to be elected as directors at the annual meeting. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the annual meeting, the proxies may be voted for a substitute nominee selected by the independent members of the board of directors.

Information regarding directors and director nominees and their ages as of the record date is as follows:

Name	Age	Title/Position	Director Since	Present Term Expires	Class
Nominees
Hugo A. Castro*	63	Director and Secretary	2000	2006	I
Leonard F. Marinello*	66	Director	2000	2006	I
Michael F. Rosinus	47	Director	2005	2006	I
Directors Remaining in Office
Nelson Famadas, Ph.D	57	Vice Chairman of the Board	2002	2007	II
Stephen L. Perrone	62	Director	2001	2007	II
Michael E. Golden	62	Director, President and Chief Executive Officer	2002	2008	III
James F. Partridge	77	Chairman of the Board	2000	2008	III
Alberto Valle	68	Director	2000	2008	III

———————

*

The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

The business experience for the past 5 years, unless otherwise indicated, of each member of the board of directors and nominees is set forth below.

James F. Partridge: Mr. Partridge has been Chairman of the board of directors since April 2000. He also has been a director of the Bank since April 2000. He retired as President of Visa International, Latin America and Caribbean Region, on June 30, 1999 after serving in a variety of capacities since 1978. He joined the management of Visa International as Vice President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific. At present, he serves as a Strategic Director on the Regional Board of Directors of Visa International and is Chairman of its Executive & Planning Committee.

Hugo A. Castro: Mr. Castro has been our director since April 2000 and our Secretary since 2002. He also has been a director and President of the Bank since April 2000. He has been working in the banking industry for 39 years. Until 1999, he served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida. He was an Executive Vice President with Totalbank in Miami, Florida from 1996 to 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, having joined Intercontinental upon the acquisition of Commercial Trust Bank in 1993. He was the President, Chief Executive Officer, director and a founding stockholder of Commercial Trust Bank from 1988 to 1993, following 20 years of service at Commercial Bank & Trust

Company, where he served as Executive Vice President. He is a graduate of the School of Banking of the South at Louisiana State University and also holds a degree from Miami-Dade College and he attended La Salle University in Havana, Cuba in 1960 and 1961.

Nelson Famadas, Ph.D.: Dr. Famadas has been our director and Vice Chairman since May 2002. He also has been a director of the Bank since February 2002. He has served as Chairman and Chief Executive Officer of Gables Holding Corporation, a real estate development company, since 1991. He serves on the board of directors of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of directors of a community-based home healthcare agency, as well as of two non-profit hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management.

Michael E. Golden: Mr. Golden has been our director since March 2002 and President and Chief Executive Officer since June 2002. He is also Chairman of the Board and Chief Executive Officer of the Bank. He has been in the investment banking/securities business for over 25 years. He was a Senior Vice President in sales and management at Smith Barney from 1979 to 1989. In 1989, he founded a securities firm, First Colonial Securities Group, which grew nationwide to 25 offices and 200 retail brokers specializing in asset management and investment banking. Mr. Golden worked at First Colonial Securities Group until March 2001 and acted as a private investor from March 2001 until April 2002 and as a private securities broker from April to June 2002. He has also been on the board of directors of other banks and industrial companies. He is currently Chairman of the Kid Academy, a child-learning center that he founded in 1987.

Leonard F. Marinello: Mr. Marinello has been our director since April 2000. He is also a director of the Bank. He is founder, President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business located in Hialeah, Florida, which was formed in 1957. He was a director of Commercial Trust Bank from 1988 to 1993. During his tenure at Commercial Trust Bank, he was an active member of its Loan and Audit Committees. He has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzaria and Royal Sport, Inc. He is a graduate of the University of Miami, where he received a Bachelor’s Degree in Finance.

Stephen L. Perrone: Mr. Perrone has been our director since September 2001. He also has been a director of the Bank since September 2001. He is founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to founding Brickell Bay Capital Group, he was a partner with the law offices of Shutts & Bowen in Miami, Florida, where he began his legal career in 1968. He has been active in community affairs, having been past president of the Miami Downtown Lions Club and the Coral Gables South Miami Khoury Baseball League, where he was active for 12 years. He was a founding member of the Archdiocese of Miami Education Foundation. He has also served on the board of directors of Gulliver Schools and the Miami City Ballet. He is a Certified Public Accountant, licensed in Florida.

Michael F. Rosinus: Mr. Rosinus has been our director since November 2005. He is also a director of the Bank. He has been the managing partner of Rosinus Financial Fund, L.P. since January 2006. He was a portfolio manager at Tiedeman Investment Group and a general partner in Tiedeman Rosinus LP from 1998 to 2006.

Alberto Valle: Mr. Valle has been our director since September 2001. He also has been a director of the Bank since September 2001. He has been a Vice President at BMC Development at Woods Walk, Inc. since 1987. He was employed by Athlone of Florida, Inc. from 1987 to 2002. He was a director of Commercial Trust Bank from 1988 to 1993. He also served as Vice President and Lending Officer for Commercial Bank and Trust from 1985 to 1988. He attended the Havana Institute in Havana, Cuba where he received a Bachelor in Science Degree.

The business experience for the past 5 years, unless otherwise indicated, of our executive officers who are not also directors, is set forth below.

Alfredo M. Barreiro: Mr. Barreiro, age 39, has been the Chief Operating Officer of our company since June 2004 and an Executive Vice President of the Bank since June 2005 and the Chief Operating Officer of the Bank since 2003. He was the Chief Financial Officer and Controller of our company and the Bank from 2002 to 2003. He was the Chief Financial Officer of Union Credit Bank in Miami, Florida from 2001 to 2002. He was the Vice President and Controller of Sofisa Bank of Florida from 1999 to 2001. He was the Controller of Florida International Bank from 1997 to 1999 and the Assistant Controller from 1995 to 1997. He started his banking career with Banco Latino International as an Accounting Assistant and Assistant Treasurer. He is a graduate of Florida International University where he received a Bachelor’s of Business Administration Degree in Finance and Miami Dade Community College where he received an Associate of Arts Degree in Economics.

Robert K. Garrett: Mr. Garrett, age 44, has been an Executive Vice President since June 2005 and the Chief Lending Officer of the Bank since 2000. He was the Vice President of Commercial Lending for Intercontinental Bank, Totalbank and Eastern National Bank in Miami, Florida. He started his banking career with Commercial Bank & Trust Company in Miami, Florida in 1980. He received a Commercial Lending Diploma from the American Institute of Banking and is a graduate of Florida International University where he received a Bachelor’s in Arts Degree in Finance.

Robert L. Nichols: Mr. Nichols, age 47, has been the Chief Financial Officer of our company and the Bank since April 2004 and the President of the Executive Committee of the Bank since June 2005. He was the Chief Financial Officer for the Private Banking business in the United States for the Royal Bank of Canada in Miami, Florida from September 2002 to April 2004 and also developed an Investment Advisory business for the Royal Bank of Canada since he relocated to Miami, Florida in 1997. He was the Managing Director of the Royal Bank of Canada’s International Investment Management and Trust business from 1991 to 1997. He managed a Branch Audit function and then the Corporate Accounting department of Royal Trust from 1986 to 1991. He spent five years in public accounting with Ernst & Young LLP in Canada. He is a graduate of the University of Toronto where he received a Bachelor’s of Commerce Degree. He earned a Chartered Accountant (Canada) designation in 1984.

William T. Ross: Mr. Ross, age 57, has been the Executive Vice President, Sales and Service of the Bank since June 2005. From February 2005 to June 2005, Mr. Ross was Vice President, Sales and Service of the Bank. He has been in the financial services industry for over 31 years. He was a market executive for RBC Centura Bank from July 2003 to January 2005. He was a Senior Manager in sales and service management for Bank of Montreal and Harris Trust from January 1975 to June 2003. In 1997, he assumed responsibility for coordinating the expansion efforts of Bank of Montreal/Harris Bank in the Florida market.

COMPENSATION OF DIRECTORS

During 2005, we compensated the non-managerial directors for their services as directors of the Bank at the rate of $2,000 per month. As of January 1, 2006, we compensate the non-managerial directors for their services as directors of the Bank at the rate of $3,000 per month. Directors are not paid a separate fee for their services as our directors. All directors are eligible to receive awards under our Amended and Restated Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan. On July 21, 2005, each of Messrs. Partridge, Perrone, Marinello, Famadas and Valle were granted options to purchase 50,000 shares of common stock. The exercise price of each option is $4.25 per share.

The options were to vest 20% per year beginning on January 1, 2006. On December 16, 2005, the board of directors approved the acceleration of the vesting of all then unvested stock options awarded to our directors in connection with our adoption of Financial Accounting Standards Board Statement No. 123R “Share-Based Payment” as of January 1, 2006.

MEETINGS OF THE BOARD OF DIRECTORS

In 2005, the board of directors held 8 meetings. In 2005, each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has established an Audit Committee and a Compensation Committee, each of which is briefly described below. The board of directors does not have a standing Nominating Committee, but the Compensation Committee fulfills the function of the Nominating Committee.

Audit Committee. The Audit Committee assists the board of directors in maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Messrs. Famadas, Perrone, Rosinus and Valle, met 11 times in 2005. The board of directors has determined that each of Messrs. Famadas, Perrone, Rosinus and Valle is independent as defined in applicable rules of the American Stock Exchange Company Guide (the “AMEX Company Guide”) and Rule 10A-3 of the Exchange Act and that Mr. Famadas qualifies as an “audit committee financial expert” as defined under Item 401 of Regulation S-B. The board of directors has adopted a written Audit Committee Charter, which is attached hereto as Appendix A.

Compensation Committee. The Compensation Committee administers incentive compensation plans, including stock option plans, and advises the board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior managers, approves the compensation of our senior executives, and makes recommendations to the independent members of the board of directors with respect to compensation of the Chief Executive Officer. The Compensation Committee advises and makes recommendations to the board of directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Compensation Committee is responsible for developing corporate governance policies. The Compensation Committee also recommends potential successors for key management. The Compensation Committee, which currently consists of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle, met 2 times in 2005. The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent as defined in applicable rules of the AMEX Company Guide and is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act. The Compensation Committee does not have a charter.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent as defined in applicable rules of the AMEX Company Guide. As a result, a majority of the members of the board of directors are independent as defined in applicable rules of the AMEX Company Guide.

DIRECTOR NOMINATION PROCESS

General Information. We do not have a standing Nominating Committee of the board of directors. The Compensation Committee is responsible for, among other matters, determining the board member qualifications needed to strengthen and balance the board of directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various committees of the board of directors for consideration of the full board.

Consideration of Director Candidates Recommended or Nominated by Stockholders. The Compensation Committee will consider properly submitted stockholder recommendations of director candidates. A stockholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Compensation Committee at: 3400 Coral Way, Miami, Florida 33145. Such letter must be signed and dated and the following information must be included in or attached to the letter:

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name and address of the stockholder making the recommendation;

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proof that the stockholder was the stockholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

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the name, address and resume of the recommended nominee;

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all other information regarding the stockholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

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written confirmation executed by the proposed nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of stockholders is March 9, 2007, provided the stockholder making the recommendation would like the Compensation Committee to consider recommending such candidate to the independent members of the board of directors for inclusion in the proxy materials for the next year’s annual meeting of stockholders.

Director Qualifications. In order to be nominated for director, a candidate must meet the following criteria:

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the director must be a natural person over 21 years of age;

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the director should have high-level business experience;

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the director should have knowledge about the issues affecting our business and the industry in which we operate;

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the director should have high moral character and share our values; and

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the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of our documents, SEC filings and other materials and the attendance of the board of directors and committee meetings, as applicable.

Additional special criteria apply to directors being considered to serve on a particular committee of the board of directors, including, but not limited to, the Audit Committee. For instance, the Compensation Committee will review whether the director nominee is independent, as independence is defined in the AMEX Company Guide.

Identifying and Evaluating Nominees for Director. The Compensation Committee assesses the appropriate size of the board of directors in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, whether any vacancies on the board of directors are expected and which incumbent directors will stand for reelection at the next annual meeting of stockholders. If a vacancy is anticipated, or otherwise arises, the Compensation Committee considers candidates for director suggested by members of the Compensation Committee and other members of the board of directors, as well as management, stockholders and other parties, and makes recommendations to the independent members of the board of directors regarding proposed candidates to fill the vacancy. The Compensation Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for reelection as described below, there are no differences in the manner in which the Compensation Committee evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.

In the case of an incumbent director whose term of office expires, the Compensation Committee reviews such director’s service to us during the past term, including, but not limited to, the number of board of directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a member of the board of directors outlined above, including the director’s independence, as well as any special qualifications required for a member of a committee of the board of directors if such director serves on one or more committees of the board of directors and makes a recommendation regarding such director’s nomination for reelection to the full board of directors. When a member of the Compensation Committee is an incumbent director eligible to stand for reelection, such director does not participate in the discussion of his or her recommendation for nomination for reelection.

In the case of a new director candidate, the Compensation Committee will evaluate whether the nominee is independent, as independence is defined in the AMEX Company Guide, and whether the nominee meets the qualifications for a member of the board of directors outlined above, as well as any special qualifications applicable to a member of a committee of the board of directors on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Compensation Committee determines whether it should interview the nominee, and if warranted, one or more members of the Compensation Committee interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Compensation Committee makes a recommendation to the independent members of the board of directors as to whether to nominate the nominee for election at the annual meeting of stockholders. Nonetheless, pursuant to the Employment Agreement between us and Michael Golden, our President and Chief Executive Officer, the board of directors agreed to cause Mr. Golden to be nominated to the board of directors throughout the term of his employment agreement. See “Employment Contracts and Termination of Employment Arrangements” below for a more detailed description of the employment agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Sun American Bancorp (the “Company”) has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary with management of the Company and Crowe Chizek and Company LLC, independent public accountants for the Company. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The Audit Committee has discussed with Crowe Chizek and Company LLC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received the written disclosures and confirming letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Crowe Chizek and Company LLC their independence from the Company.

Based on these reviews and discussions with management of the Company and Crowe Chizek and Company LLC referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.

Audit Committee

Nelson Famadas	Stephen L. Perrone	Michael F. Rosinus	Alberto Valle

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate issues or concerns regarding our business or the functions of the board of directors to the board of directors or individual members of the board of directors, including the Chairman of the Board’s Compensation Committee or Audit Committee, c/o the Secretary, Sun American Bancorp, 3400 Coral Way, Miami, Florida 33145.

The Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a stockholder that deals with concerns regarding our business or with the functions of the board of directors or which the Secretary otherwise determines requires the attention of the board of directors, to the board of directors or to the member of the board of directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the board of directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in our Whistle Blower Policy.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

The board of directors has adopted a policy that a majority of our directors attend the annual meeting of stockholders. All of our directors attended last year’s annual meeting of stockholders, except for Michael Rosinus, who was appointed to the board of directors in November 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to the Named Executive Officers, for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2005, 2004 and 2003.

Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($) (2), (3)	Securities Underlying Options (#)	All Other Compensation ($) (4)
Michael E. Golden Director, President and Chief Executive Officer of our company and Chairman and Chief Executive Officer of the bank	2005 2004 2003	$200,000 $130,000 $125,000		$137,500 $ 5,000 $ 3,500	$10,800 $10,800 $11,400	140,000 150,000 19,000	$11,196 $11,196 $11,196
Hugo A. Castro Secretary of our company and President of the bank	2005 2004 2003	$175,000 $130,000 $125,000		$ 50,000 $ 5,000 $ 3,500	$10,800 $10,800 $11,400	90,000 25,000 19,000	$ 9,800 $ 9,800 $ 9,800
Robert L. Nichols Chief Financial Officer of our company and President of the Executive Committee and Chief Financial Officer of the bank	2005 2004 2003	$133,958 $ 74,347 —	(1)	$ 50,000 $ 10,000 —	$ 3,000 — —	25,000 75,000 —	— — —
Robert K. Garrett Executive Vice President and Chief Lending Officer of the bank	2005 2004 2003	$ 93,750 $ 80,035 $ 76,763		$ 20,000 $ 10,000 $ 1,500	$ 3,000 $ 3,000 $ 2,750	35,000 5,000 4,000	— — —
Alfredo M. Barreiro Chief Operating Officer of our company and Executive Vice President and Chief Operating Officer of the bank	2005 2004 2003	$ 90,000 $ 73,360 $ 65,017		$ 20,000 $ 10,000 $ 5,500	$ 1,500 — —	20,000 30,000 16,000	— — —

———————

(1)

Mr. Nichols’ employment with us commenced in April 2004.

(2)

Represents a monthly car allowance.

(3)

We rent an apartment in Miami, Florida at a monthly rent of $1,550. The apartment is used primarily for business purposes, but is available and has been used infrequently by our executive officers for personal purposes.

(4)

Represents the life insurance premium paid by us on behalf of Mr. Golden and Mr. Castro.

Option Grants in Fiscal Year 2005

The following table sets forth information regarding options to purchase shares of common stock granted to the Named Executive Officers during 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date
Michael E. Golden	140,000	25%	$4.25	07/21/2015
Hugo A. Castro	90,000	16%	$4.25	07/21/2015
Robert L. Nichols	25,000	4%	$4.25	07/21/2015
Robert K. Garrett	35,000	6%	$4.25	07/21/2015
Alfredo M. Barreiro	20,000	4%	$4.25	07/21/2015

———————

(1)

Represents the market price on the grant date.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Value

The following table sets forth certain information concerning exercises of options by the Named Executive Officers during 2005, as well as information concerning unexercised stock options held as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Golden	—	—	309,000	—	$325,450	—
Hugo A. Castro	—	—	184,000	—	$229,200	—
Robert L. Nichols	—	—	35,000	65,000	$ 53,850	$82,650
Robert K. Garrett	—	—	27,200	31,800	$ 41,900	$11,150
Alfredo M. Barreiro	—	—	28,800	37,200	$ 48,080	$40,820

———————

(1)

Represents the aggregate market value (market price of common stock less the exercise price) of the options granted based upon the closing price of the common stock as reported on the American Stock Exchange on December 30, 2005, the last trading day for such year, of $4.40 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Employment Agreement with Michael Golden

On May 22, 2006, we and the Bank, entered into an Employment Agreement with Michael Golden, our director, President and Chief Executive Officer and Chairman and Chief Executive Officer of the Bank. In these capacities, Mr. Golden will be responsible for overseeing and managing our and the Bank’s day-to-day business, operations and strategy and will report directly to the board of directors.

Mr. Golden will be employed for an initial term of one year commencing on January 1, 2006 and ending December 31, 2006. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Golden will receive an annual base salary of $275,000 and quarterly performance bonuses of $25,000. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we and the Bank meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved 2006 budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee can pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $50,000 bonus. An additional bonus may be paid to Mr. Golden at the fiscal year end if certain financial goals are exceeded. The amount of such bonus, if any, will be determined, on a discretionary basis, by the Compensation Committee. As part of his annual compensation package, on April 19, 2006, the Compensation Committee approved the issuance of options to purchase 150,000 shares of our common stock and 50,000 shares of restricted stock to Mr. Golden. In addition, Mr. Golden may be entitled to a sale bonus in connection with any future sale of us or the Bank, although no such sale is contemplated at this time, the terms of which will be determined by us and Mr. Golden within 90 days of May 22, 2006.

Mr. Golden is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to our senior executives, payment of the premium of the life insurance policy payable to his beneficiaries, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Golden against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors and officers liability insurance coverage on behalf of Mr. Golden at whatever amount we deem reasonable.

We and our board of directors agreed to cause Mr. Golden to be nominated to be elected as a director to the board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Golden cannot, anywhere in the United States, directly or indirectly,: (i) acquire, or own in any manner, any interest in any entity that engages in our or the Bank’s business (collectively, the “Business”) or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. Mr. Golden can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Golden is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Golden’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Golden, his estate, or his legal representative, as applicable,: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term; (ii) the performance bonus; (iii) the sale bonus; and (iv) any business expenses that were properly reimbursable to him through the date of termination.

We can terminate Mr. Golden’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Golden’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus and sale bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Golden of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Golden in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Golden.

We can terminate Mr. Golden’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Golden, in accordance with our regular payroll policy: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term (the “Severance Period”); (ii) the performance bonus; (iii) the sale bonus; (iv) any business expenses that were properly reimbursable to him through the date of termination; and (v) during the Severance Period, the health and medical insurance and other benefits that were provided to him prior to termination. In addition, any stock options granted by us to Mr. Golden that have not vested or are not exercisable on the date of termination will automatically vest and become immediately exercisable.

Mr. Golden can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Golden terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Golden is not retained as our Chief Executive Officer even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

Employment Agreement with Hugo Castro

On June 5, 2006, we and the Bank, entered into an Employment Agreement with Hugo Castro, our director and Secretary and President of the Bank. Mr. Castro will be employed as President of the Bank for an initial term of one year commencing on January 1, 2006 and ending December 31, 2006. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one-year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Castro will receive an annual base salary of $195,000. Mr. Castro may also receive bonus compensation. Mr. Castro is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to senior executives of the Bank, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Castro against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of Mr. Castro at whatever amount we deem reasonable.

The Bank and its board of directors agreed to cause Mr. Castro to be nominated to be elected as a director to the Bank’s board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Castro cannot, anywhere in the United States, directly or indirectly,: (i) acquire, or own in any manner, any interest in any entity that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. This provision will stay in effect for 3 years from the termination of the agreement.  Mr. Castro can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Castro is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Castro’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Castro, his estate, or his legal representative, as applicable, the base salary through the date of termination, plus the base salary for the remaining term of the agreement.

We can terminate Mr. Castro’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Castro’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Castro of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Castro in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Castro.

We can terminate Mr. Castro’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Castro, in accordance with our regular payroll policy: the base salary through the date of termination, plus the base salary for the remaining term of the employment agreement.

Mr. Castro can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Castro terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Castro is not retained as the President of the Bank even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors or the Bank’s board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to compensation plans under which the Company’s equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Column (a)	Weighted–average exercise price of outstanding options, warrants and rights Column (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) Column (c)
Equity compensation plans approved by security holders (1)	2,024,900	$3.41	2,210,300
Equity compensation plans not approved by security holders (2)	90,130	$2.18	—
Total	2,115,030	$3.36	2,210,300

———————

(1)

The Company has three equity compensation plans: (i) the Amended and Restated Directors Stock Option Plan; (ii) the Amended and Restated Incentive Stock Option Plan; and (iii) the 2005 Stock Option and Stock Incentive Plan.

As of December 31, 2005, the Company’s stockholders approved a maximum of 1,000,000 shares of common stock to be issued under the Amended and Restated Directors Stock Option Plan and there were options to purchase 777,700 shares of common stock outstanding.

As of December 31, 2005, the Company’s stockholders approved a maximum of 1,000,000 shares of common stock to be issued under the Amended and Restated Incentive Stock Option Plan and there were options to purchase 982,200 shares of common stock outstanding.

As of December 31, 2005, the Company’s stockholders approved a maximum of 2,000,000 shares of common stock to be issued under the 2005 Stock Option and Stock Incentive Plan and there were options to purchase 215,000 shares of common stock outstanding.

As of December 31, 2005, the Company’s stockholders approved a maximum of 250,000 shares of common stock to be issued under the Warrant Plan and there were warrants to purchase 50,000 shares of common stock outstanding.

(2)

The Company has “individual compensation arrangements,” as such term is defined in Instruction 2 to Paragraph (d) of Item 201 of Regulation S-B, with: (i) three former directors; (ii) one former employee; (iii) Hugo Castro, our Secretary and President of the Bank; and (iv) Robert Garrett, Executive Vice President and Chief Lending Officer of the Bank.

As of December 31, 2005, the three former directors owned options to purchase 13,557 shares of common stock.  Options to purchase 1,557 shares of common stock had an exercise price of $1.50 per share and expired January 31, 2006.  Options to purchase 12,000 shares of common stock have an exercise price of $2.35 per share and expire January 31, 2012.

As of December 31, 2005, the former employee owned options to purchase 11,573 shares of common stock, which have an exercise price of $3.75 per share and expire July 1, 2008.

As of December 31, 2005, Mr. Castro owned options to purchase 50,000 shares of common stock, which have an exercise price of $1.75 per share and expire April 1, 2010.

As of December 31, 2005, Mr. Garrett owned options to purchase 15,000 shares of common stock, which have an exercise price of $2.35 per share and expire April 1, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Christine Golden, the former spouse of Michael Golden, our director, President and Chief Executive Officer, was the sole owner of the issued and outstanding shares of Franklin National Financial Holding, LLC, which was the parent company of Franklin National Financial Group, LLC, referred as to Franklin Group, a registered securities broker-dealer. On August 15, 2003, Franklin Group entered into a Networking Arrangement with us and the Bank for Franklin Group to provide securities broker-dealer services to Bank customers at the Bank’s branches, and for the Bank to receive a fee from this arrangement. According to the Networking Arrangement, Franklin Group would pay the Bank a fee for utilizing space at its branches. Franklin Group would be permitted to advertise its broker-dealer services at the Bank’s branches and enter into agreements with customers for brokerage services. The Bank sampled rents from other similar arrangements to determine the rent to be charged Franklin Group. Members of our board of directors were aware of the relationship between Mr. Golden and Franklin Group and consented to the arrangement. The board of directors took no further steps in this matter. The Bank was not involved in the brokerage relationship between its customers and Franklin Group nor did the Bank receive any compensation or fee for brokerage transactions or services provided by Franklin Group. Franklin Group never commenced operations at the Bank’s branches as contemplated by the Networking Arrangement and went out of business during 2005.

Franklin Group was a placement agent for one of our private placements in 2005. In connection with the private placement, Franklin Group received $639,600, consisting of $487,250 of sales commission and $152,350 of non-accountable expense allowance. Franklin Group also received warrants to purchase 146,670 shares of common stock at an exercise price of $4.25 per share.

Brett Golden, the son of Michael Golden, our director, President and Chief Executive Officer, is the sole owner of Colonial Capital Partners LLC, referred to as Colonial, which was a placement agent for our private placements in 2005. In connection with our private placements, Colonial received $2,064,618, consisting of $1,513,348 of sales commission and $551,270 of non-accountable expense allowance. Red Tiger Holdings LLC, which is solely owned by Brett Golden, owns warrants to purchase 500,400 shares of common stock at an exercise price of $4.00 per share.

In March 2005, the Bank extended two lines of credit to business entities affiliated with Stephen Perrone, our director and a director of the Bank, in the aggregate principal amount of approximately $5.9 million. The lines of credit are secured by real estate. On March 31, 2006, the amount outstanding under the lines of credit was approximately $5.9 million, which amount does not exceed the appraised value of the real estate securing the lines of credit, and the loans were considered performing in accordance with their terms.

On March 30, 2005, the Bank provided a loan to Leonard Marinello, our director, in the aggregate principal amount of $200,000. The loan was unsecured and repaid in full by Mr. Marinello on October 19, 2005.

On April 18, 2005, the Bank provided a loan to Dr. Nelson Famadas, our director and a director of the Bank, in the aggregate principal amount of $800,000. The loan was secured by real estate and repaid in full by Dr. Famadas on June 3, 2005.

On October 3, 2005, the Bank provided a bridge loan of up to $500,000 to Robert Nichols, our Chief Financial Officer. The bridge loan was unsecured, had a term of 90 days and an interest rate equal to the prime rate. The bridge loan was repaid in full by Mr. Nichols on December 29, 2005.

On November 15, 2005, the Bank provided a consumer loan in the amount of $150,000 to Michael Golden, our director, President and Chief Executive Officer and a director of the Bank. The consumer loan was unsecured, had a term of six months and an interest rate equal to the prime rate. The consumer loan was repaid in full by Mr. Golden on December 23, 2005.

We believe that each of the loans discussed above was provided in the ordinary course of the consumer credit business of the Bank and is on the same terms and conditions as loans made by the Bank to unrelated third parties. All loans to officers and directors are made in accordance with Regulation O, under the same terms available to the general public without preferential treatment.

On October 31, 2005, the Bank employed Ron Golden, the brother of Michael Golden, our director, President and Chief Executive Officer, as Vice President, Construction Lending. Ron Golden’s base salary is $95,000. From April 2005 to October 31, 2005, he was a consultant to the Bank and earned $61,000.

On January 24, 2006, we engaged Colonial as a broker to render certain financial advisory and investment banking services to us in connection with potential acquisitions of, or mergers with, banks. Colonial will be entitled to a commission of 40 basis points of the purchase price of such banks as of the date of closing of the transactions.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Crowe Chizek and Company LLC, referred to as Crowe Chizek, has served as our independent public accountants since 2002 and has been selected by the Audit Committee to continue for the year ended December 31, 2006. One or more representatives of Crowe Chizek are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2005 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-QSB for such fiscal year were approximately $101,000. The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2004 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-QSB for such fiscal year were approximately $80,000.

Audit-Related Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for assurance and related services for the fiscal years ended December 31, 2005 and 2004 were $14,800 and $11,000, respectively. These fees related to services performed by Crowe Chizek in connection with providing its consent to include, or incorporate by reference, our annual financial statements in filings with the SEC, including registration statements and proxy statements.

Tax Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 and 2004 were $13,991 and $11,200, respectively. Tax services included federal and state tax reviews and consulting services.

All Other Fees

The aggregate fees billed by Crowe Chizek for professional services rendered, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal years ended December 31, 2005 and 2004 were $13,493 and $70,700, respectively. The fees in 2005 related to the costs of the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and to potential acquisitions by the Bank. The fees in 2004 related to services performed by Crowe Chizek in connection with our acquisition of Gulf Bank in 2004.

The Audit Committee of the board of directors approves in advance all services to be performed by the independent public accountants. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Chairman of the Audit Committee whose action shall be considered to be that of the entire Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. We believe that all of these filing requirements were complied with by our officers and directors and by the beneficial owners of more than 10% of our common stock, except that Mr. Barreiro filed his Form 3 late and two Forms 4 late reflecting three transactions, Mr. Castro filed one Form 4 late reflecting one transaction, Dr. Famadas filed one Form 4 late reflecting one transaction, Mr. Garrett filed his Form 3 late and one Form 4 late reflecting one transaction, Mr. Golden filed two Forms 4 late reflecting seven transactions, Mr. Marinello filed one Form 4 late reflecting one transaction, Mr. Nichols filed one Form 4 late reflecting one transaction, Mr. Partridge filed one Form 4 late reflecting one transaction, Mr. Perrone filed three Forms 4 late reflecting four transactions, Mr. Rosinus filed one Form 4 late reflecting two transactions, Mr. Ross filed his Form 3 late and one Form 4 late reflecting one transaction, and Mr. Valle filed one Form 4 late reflecting one transaction. In making the foregoing statements, we have relied upon copies of the reports received by us and certain written representations.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2007 annual meeting of stockholders, referred to as the 2007 meeting in this proxy statement, will be May 23, 2007. As to all such proposals which we do not have notice on or prior to May 23, 2007, discretionary authority shall be granted to the persons designated in our proxy related to the 2007 meeting to vote on such proposals. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2007 meeting require that a stockholder proposal regarding the 2007 meeting must be submitted to us at our office located at 3400 Coral Way, Miami, Florida 33451, attn: Michael E. Golden, President and Chief Executive Officer, on or prior to March 9, 2007 to receive consideration for inclusion in our proxy materials for the 2007 meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

ANNUAL REPORT

The 2005 Annual Report accompanies this proxy statement. The 2005 Annual Report contains our audited financial statements and “Management’s Discussion and Analysis or Plan of Operation.”

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 WITHOUT CHARGE, EXCEPT FOR EXHIBITS THERETO, BY SENDING A WRITTEN REQUEST TO: Robert Nichols, Chief Financial Officer, 3400 Coral Way, Miami, FL  33145.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Miami, Florida

July 7, 2006

APPENDIX A

SUN AMERICAN BANCORP

Audit Committee Charter
Adopted February 15, 2006

Purpose

There shall be a committee of the Board of Directors (the “Board”) to be known as the Audit Committee (the “Committee”) of Sun American Bancorp (the “Company”).  The Committee’s purpose is to:

(A)

oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

(B)

prepare an Audit Committee Report as required by the rules of the Securities and Exchange Commission (“SEC”).

Composition

The Committee shall have at least three (3) members, each of whom must meet the following conditions: (i) be independent as defined under Rule 121 of the AMEX Company Guide (subject to applicable exemptions); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the Committee (or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the Committee between meetings.

The Committee shall meet at least four times per year on a quarterly basis or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Committee member. The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The members of the Committee shall serve until their resignation, retirement or removal by the Board or until their successors shall be appointed and qualify. No member of the Committee shall be removed except by a majority vote of the full Board.

A member of the Committee shall promptly notify the Committee and the Board if the member is no longer an independent director and such member shall be removed from the Committee unless the Board determines that an exception to the independent director requirement is available under the applicable AMEX rules with respect to such member’s continued membership and that an exception should be made.

Duties and Responsibilities

The duties and responsibilities of the Committee shall be as follows:

•

be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee;

•

establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

•

have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

•

receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

•

ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

•

report regularly to the Board;

•

make an annual performance evaluation of the Committee;

•

review and assess the adequacy of the Committee’s charter annually;

•

comply with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 C.F.R. §210.2-01(c)(7);

•

make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board; and

•

act as a qualified legal compliance committee as defined in 17 C.F.R. §205.2.

Delegation

Any duties and responsibilities of the Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee or a subcommittee of the Committee.

Limitations

The Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. The members of the Committee are not employees of the Company and need not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Committee described in this charter. The review of the financial statements by the Committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

REVOCABLE PROXY

SUN AMERICAN BANCORP
Annual Meeting of Stockholders – July 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael E. Golden and Robert L. Nichols and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the “Annual Meeting”) of Sun American Bancorp (the “Company”) to be held at the branch office of the Company’s bank subsidiary located at 1200 North Federal Highway, Boca Raton, Florida  33432, on July 25, 2006 at 10:30 a.m., E.D.T., and at any postponement or adjournment thereof, and to vote all of the shares of common stock, par value $.01 per share (the “Common Stock”), of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.  The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY.  DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

(Continued and to be signed on reverse side)

The Board of Directors recommends a VOTE “FOR” the proposal listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To elect three directors, each for a three year term, to serve until his successor is duly elected and qualified, as more fully described in the accompanying proxy statement.

NOMINEES:
☐ FOR ALL NOMINEES	¡ Hugo A. Castro ¡ Leonard F. Marinello ¡ Michael F. Rosinus

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponement or adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect.  This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement relating thereto, and the 2005 Annual Report.

DATE:__________________________________, 2006

Signature(s)

NOTE:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE

ANNUAL MEETING OF STOCKHOLDERS OF

SUN AMERICAN BANCORP

July 25, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.